UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2014

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

+ 31 (0) 041 34 601
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 20, 2014 we completed a third and final closing of a private placement offering in which we sold an aggregate of 5,853,530 units at $0.50 per unit, for aggregate proceeds of $2,926,765. In the third closing, we sold 2,380,810 units for aggregate gross proceeds of $1,190,405. Each of the units sold in the private placement offering consisted of one share of our common stock and one warrant to purchase one share of our common stock for a period of three years at a purchase price of $0.75 per share.

The units sold in the private placement offering have twelve month anti-dilution protection such that if we issue additional shares of our common stock or common stock equivalents (subject to customary exceptions) for a consideration per share less than the purchase price of the units (the “Lower Price”), each investor in the private placement offering will be entitled to receive from us additional units in an amount that, when added to the number of units initially purchased by such investor, will equal the number of units that such investor’s private placement offering subscription amount would have purchased at the Lower Price. The investor warrants include “weighted average” anti-dilution protection for a period of twelve months from the closing of the private placement offering, subject to customary exceptions, including but not limited to, issuances under our 2013 Equity Incentive Plan.

We paid the placement agent in the private placement offering, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the private placement offering introduced by the placement agent. In addition, the placement agent received warrants exercisable for a period of three years to purchase a number of shares of our common stock equal to ten percent of the number of units sold in the private placement offering to investors introduced by the placement agent, with a per share exercise price of $0.50. The placement agent received fifty percent of the cash fee and warrants for investors in the private placement offering introduced by FireRock Capital, Inc. The placement agent did not receive any cash fees or warrants for private placement offering investors who were pre-share exchange shareholders of Symbid Holding B.V. or private placement offering investors who were introduced by Symbid B.V. or affiliated persons. As a result of the foregoing, we issued aggregate cash commissions to the placement agent of $43,000 and an aggregate of 93,000 warrants.

In connection with the private placement offering, we entered into a registration rights agreement with the private placement subscribers, pursuant to which we filed a registration statement (on Form S-1) with the SEC covering (a) the shares of common stock issued in the private placement offering, and (b) the shares of common stock issuable upon exercise of the private placement offering warrants (but not including the shares of common stock underlying the private placement offering placement agent warrants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: May 27, 2014	By:	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: President